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                                                                    EXHIBIT 10.5



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                         CYTRX CORPORATION/ARAIOS, INC.

                       SCIENTIFIC ADVISORY BOARD AGREEMENT

      This Scientific Advisory Board Agreement (the "Agreement") dated as of January 20, 2004 is made by Craig C. Mello, Ph.D. (the "SAB Member"), CytRx Corporation, a Delaware corporation ("CytRx") and Araios, Inc., a Delaware corporation and subsidiary of CytRx ("Araios"), with CytRx and Araios being collectively referred to as the "Companies". The SAB Member is an investigator of the Howard Hughes Medical Institute (the "Institute") at the Institute's laboratory at the University of Massachusetts.

                                    AGREEMENT

      1. GENERAL. Effective as of the date of execution of this Agreement by all parties, the approval of this Agreement by each Principal Institution (defined below), and the execution of Schedule A hereto by all parties thereto, with such date to be indicated below the signature of the SAB Member on the signature page of this Agreement (the "Effective Date"), each of the Companies shall retain the SAB Member, and the SAB Member agrees to serve, as a member of both of the Companies' respective Scientific Advisory Boards ("SAB") and to consult with the Companies in the Field (as hereinafter defined). The SAB Member agrees to provide to each of the Companies such services in the Field as are customarily performed by a member of a scientific advisory board to a company such as the Companies (the "Services"). The SAB Member is being engaged by the Companies as a consultant for the exchange of ideas only and shall not direct or conduct research for or on behalf of the Companies. The Services will include, without limitation:

      - Consulting with each of the Companies' respective management within the SAB Member's professional area of expertise from time to time as reasonably requested by either of the Companies;

      - Exchanging strategic and business development ideas with the Companies;

      - Attending scientific, medical or business meetings with the Companies' management, such as United States Food & Drug Administration meetings, meetings with strategic or potential strategic partners and other meetings relevant to SAB Member's area of expertise; and

      -     Attending meetings of the SAB as provided herein.

      For purposes of this Agreement, the term "Field" means the use of RNAi technology in, or the application of RNAi technology to, the discovery or development of therapeutic products for humans or animals, and/or the use of RNAi as a component of therapeutic products for humans or animals. Notwithstanding anything else herein to the contrary, the term "Field" is specifically understood to not include the use of RNAi technology in, or the application of RNAi technology to, the discovery and development of reagents, diagnostic products, agricultural

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products, or products or services developed for or offered to the research tools and products market, or the use of RNAi as a component of reagents, diagnostic products, agricultural products, or products or services developed for or offered to the research tools and products market. The Services shall not include those services prohibited by either Principal Institution, including as set forth in "The University of Massachusetts Uniform Consulting Agreement Provisions" attached hereto as Exhibit A and incorporated herein (the "UMass Provisions") or any Affiliated Institution (as defined in Section 2 hereof). The SAB Member is agreeing to provide the Services under this Agreement in consideration of the compensation provided in Section 3 hereof.

      2. PERFORMANCE OF SERVICES. As of the Effective Date, the SAB Member agrees to make himself available to render the Services, at such time or times and location or locations as may be mutually agreed, from time to time at the request of the respective Companies and subject to the UMass Provisions. The SAB Member agrees not to perform any Services for the respective Companies on the premises of the University of Massachusetts Medical School (which, together with the Institute, are collectively referred to as the "Principal Institution"), any academic institution or any hospital with which he is or may become affiliated (each such Principal Institution, academic institution and hospital an "Affiliated Institution") or with the respective facilities or funds of any such Affiliated Institution which could result in claims by such Affiliated Institution of rights in any Inventions (as defined in Section 8 hereof), without the express prior agreement of the Companies and the Affiliated Institution, as appropriate. Unless covered by an appropriate agreement between any third party (other than an Affiliated Institution) and the respective Companies, the SAB Member shall not knowingly engage in any activities or use any facilities in the course of providing Services which could result in claims of ownership to any Inventions being made by such third party. The SAB Member agrees to devote his reasonable and diligent efforts to the performance of the Services. The SAB Member agrees to devote up to 20 days per year to providing the Services, including by attending at least four Araios SAB meetings and two CytRx SAB meetings per year.

      3.    COMPENSATION.

            (A) UP-FRONT CASH PAYMENT AND GRANT OF OPTION. The Companies will compensate the SAB Member for serving as a member of the CytRx SAB and Araios SAB and for providing the Services to the Companies as follows, with such compensation to be the full consideration for the Services:

                  (1) Upon the Effective Date and confirmation from the SAB Member that he is permitted to commence providing the Services without violating any other contractual arrangement by which he is bound, the Companies shall pay the SAB Member a total of $50,000 in cash.

                  (2) No later than the signing of this Agreement by the SAB Member and the Companies, CytRx shall grant the SAB Member a nonqualified stock option (the "Option") under the CytRx 2000 Long-Term Incentive Plan to purchase up to 812,500 shares (the "Option Shares") of common stock of CytRx. The Option shall have an exercise price equal to the closing price of CytRx common stock on the Effective Date, as reported on Nasdaq. The Option shall be for a term of ten years and shall otherwise be in the form of the Nonqualified Stock Option Agreement attached hereto as Exhibit B and incorporated herein by reference. Vested Options shall not be subject to lapse for any reason prior to the end of their ten year term.

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The Company covenants and agrees that it will file an effective Form S-8 registration statement covering the Option and the Options Shares no later than April 15, 2004, such that from and after the date of filing (and in all events no later than April 15, 2004) the Option Shares shall be freely tradable immediately upon any exercise of the Option. The Option may be exercised pursuant to a cashless exercise, but only if the SAB Member is not able at the time to obtain the cash proceeds for the exercise price in a broker's transaction (with the Companies bearing any commission expenses charged by the broker in connection with selling sufficient shares to generate the cash proceeds for the exercise price).

            (B) VESTING OF OPTION. The Option shall vest and become exercisable as to the Option Shares as follows: (i) as to 500,000 of such Option Shares, those shares shall vest during the Term (provided that neither party has terminated this Agreement before such vesting date in accordance with any of the subsections of Section 6) at the rate of 13,889 shares per month over the first 35 months from the Effective Date and the remaining 13,885 shares shall vest as of the end of the 36th month from the Effective Date; (provided that neither party has terminated this Agreement before such vesting date in accordance with any of the subsections of Section 6; (ii) as to 62,500 of such Option Shares, all of such Option Shares shall vest at the commencement of the fourth year of the Term (provided that neither party has terminated this Agreement before such date in accordance with any of the subsections of Section 6); and (iii) the remaining 250,000 of such Option Shares shall fully vest upon completion of the five-year Term if the parties agree to extend the Term beyond the original five-year period (with neither party having any obligation to so extend the Term). Notwithstanding anything to the contrary in this Section 3(B), any remaining unvested Option Shares of the 500,000 shares described in the preceding sentence shall become fully vested in the event and at the time of the death or permanent disability of the SAB Member if such death or permanent disability occurs during the Term (provided that neither party has terminated this Agreement before such date in accordance with any of the subsections of
Section 6). For purposes of this Section 3(B), a permanent disability shall be a "Disability" as defined in Section 6(D) that has been certified by a physician selected by the Companies.

            (C) EQUITY OWNERSHIP LIMIT. To the Companies' best knowledge, after reasonable inquiry, the stock options set forth herein, when added to all other stock, stock options, rights or other equity or equity-based securities (collectively, "Securities") issued or issuable by the Companies to the SAB Member (either directly or indirectly), constitute not more than 3.0% of CytRx's presently issued and outstanding common stock, as diluted by assuming full exercise of any options and other rights held by the SAB Member. Indirect holdings for this purpose include without limitation (i) any Securities issued or issuable by CytRx to members of the SAB Member's immediate family and (ii) any Securities issued or issuable by CytRx to the SAB Member, or Securities allocated or allocable to the SAB Member under the University of Massachusetts' inventorship policies, as royalties under a license by either Company of technology of which the SAB Member is an inventor.

            (D) MONTHLY CONSULTING FEE. In addition to the foregoing $50,000 payment and grant of the Option, for his Services hereunder the SAB Member shall be entitled to a total monthly payment from the Companies of $6,667 for each month during the Term, payable monthly in arrears. In the event the parties agree to extend the Term beyond the original five-year period (with neither party having any obligation to so extend the Term), the foregoing

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monthly payment shall be increased from $6,667 to $7,500 for the period commencing after the original five-year Term.

            (E) EXPENSES. The respective Companies also shall promptly reimburse the SAB Member for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in the performance of the Services (including attendance at all SAB meetings), following the respective Companies' receipt of a request for reimbursement from the SAB Member. The SAB Member shall promptly provide the respective Companies with documentation supporting all such expenses.

      4. PRINCIPAL INSTITUTION. The Companies recognize that the activities of the SAB Member are or will be subject to the rules and regulations of each Principal Institution and any other Affiliated Institution, now or in the future, and the Companies agree that SAB Member shall be under no obligation to perform Services if such performance would conflict with such rules and regulations, or constitute a conflict of interest under the relevant policies of the Affiliated Institution. The Companies further acknowledge that the SAB Member is an employee of the Institute and is subject to the Institute's policies concerning consulting, conflicts of interest and intellectual property. The Companies each agree that nothing in this Agreement shall affect the SAB Member's obligations to, or research on behalf of, the Institute or the University of Massachusetts, including, without limitation, obligations or research of the SAB Member in connection with a transfer by the Institute or the University of Massachusetts of materials or intellectual property developed in whole or in part by the SAB Member, or in connection with research collaborations. The SAB Member has no reason to believe that the SAB Member's performance of any of the services contemplated by this Agreement will conflict with the applicable rules or policies of any Affiliated Institution, each as presently in effect. In the event such rules and regulations shall, in the Companies' reasonable opinion or the reasonable opinion of the SAB Member, substantially interfere with the performance of Services by the SAB Member, the Companies or the SAB Member may terminate this Agreement upon 30 days notice to the other parties. Any such termination by the Companies shall not be considered a termination for Cause, unless the Affiliated Institution's rules or policies that are asserted by the Companies or the SAB Member to be in conflict with the performance of the Services are rules or policies that are not generally applied by that Affiliated Institution to other academic researchers at that institution. The SAB Member shall provide copies to the Companies of all status reports he delivers and other material correspondences he has with any Affiliated Institution (other than the Institute) concerning this Agreement or the Services within three business days of his delivery or receipt of such report or correspondence, provided that the policies of any Affiliated Institution permit him to do so, and provided further that the Companies agree to hold any such report or correspondence in confidence.

      5. TERM. The SAB Member's performance of Services shall commence on the Effective Date and shall continue for a period of five years thereafter (such period, including any extension of such period, the "Term"), unless either the SAB Member or either of the Companies terminate this Agreement pursuant to Sections 4 or 6 hereof, or unless this Agreement is extended by the mutual written agreement of the SAB Member and the Companies.

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      6.    TERMINATION; EFFECT OF TERMINATION.

            (A) TERMINATION BY COMPANIES FOR CAUSE. The Companies may terminate this Agreement (in addition to any other available remedy) at any time for Cause. The term "Cause" shall mean the SAB Member's material failure to perform his duties under this Agreement which goes uncured for more than 15 days following written notice from either of the Companies, the SAB Member's conviction of or plea of no contest to any felony, or the SAB Member's act or failure to act that materially and adversely affects the business of either of the Companies.

            (B) TERMINATION BY SAB MEMBER FOR GOOD REASON. The SAB Member may terminate this Agreement (in addition to any other available remedy) at any time for Good Reason. The term "Good Reason" shall mean (i) either of the Companies' breach any of its material obligations under this Agreement in any material respect (including without limitation, the Companies' payment obligations and CytRx's obligations with respect to the Option and the Option Shares) if such breach is not cured within 15 days (10 days in the case of a breach of a payment obligation) after receipt by such party of written notice thereof, or (ii) the occurrence any of the following events upon not less than 15 days prior written notice to the Companies at any time after the occurrence of such events, but in no event later than 60 days after written notice from the Companies to the SAB Member of the occurrence of any of such events:

      - a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging both of the Companies as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of both of the Companies under any bankruptcy or similar law, and such decree of order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction ordering the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of both of the Companies, or for the winding up or liquidation of the affairs of both of the Companies, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

      - both of the Companies shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

      - the Companies and their affiliates shall discontinue or suspend indefinitely substantially all research and development efforts in the Field.

            (C) TERMINATION BY COMPANIES WITHOUT CAUSE; TERMINATION BY SAB MEMBER WITHOUT GOOD REASON. The Companies or the SAB Member may terminate this

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Agreement at any time without cause and without liability to any other party upon at least 90 days prior written notice to the Companies or the SAB Member, as the case may be.

            (D) TERMINATION DUE TO DEATH OR DISABILITY. This Agreement shall automatically terminate upon the death of the SAB Member, or upon notice from the Companies or the SAB Member following the "Disability" of the SAB Member. For purposes of this Agreement, the SAB Member shall be considered "to have suffered a "Disability" if: (i) he is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing a substantial part of the Services, with or without reasonable accommodation, required to be performed by him under this Agreement for a period of at least 90 consecutive days, or for 90 days (whether or not consecutive) during any six (6) month period. A termination by death or Disability shall not be considered a termination for Cause.

            (E) TERMINATION PURSUANT TO SECTION 4. Either party may terminate this Agreement at any time subject to and in accordance with the provisions of
Section 4.

            (F) SURVIVAL OF CERTAIN PROVISIONS. No termination of this Agreement shall relieve the SAB Member or the Companies of any obligations hereunder which by their terms are intended to survive the termination of the SAB Member's association with the Companies, including, but not limited to, the obligations of Sections 3 (as to only those provisions that are specifically described as being applicable after the Term), 8, 9, 10, 11, 12, 15, 18, 19, 22 through 24 and 26 hereof.

            (G) RETURN OF COMPANY PROPERTY. Upon termination of this Agreement for any reason, the SAB Member shall promptly deliver to the Companies any and all property of the Companies or their customers, licensees, licensors, or affiliates provided to SAB Member pursuant to this Agreement which may be in his possession or control, including without limitation, products, memoranda, notes, diskettes, records, reports, laboratory notebooks, or other documents or photocopies of the same and shall destroy any Confidential Information (as defined in Section 9 hereof) in tangible form.

            (H) RIGHTS OF PRINCIPAL INSTITUTION. The termination of this Agreement shall not affect (i) the Companies' obligations to recognize the priority of Institute and the University of Massachusetts intellectual property rights under the third paragraph of Section 8 or the Companies' obligations to defend and indemnify the Institute under Section 19.

      7. INDEPENDENT CONTRACTOR. It is understood and agreed that the SAB Member is an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. The SAB Member shall not be entitled to any fringe benefits generally provided to employees of either of the Companies and the Companies shall not be required to maintain workers' compensation coverage for the SAB Member. The parties acknowledge that this Agreement is not a contract of employment within the meaning of Section 2750 of the California Labor Code, and the SAB Member is not an employee of the Companies for any purpose under the California Labor Code.

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      8.    INVENTIONS. The SAB Member shall promptly disclose to the Companies, and, subject to the terms of the third paragraph of this Section 8, hereby assigns and agrees to assign to the Companies (or as otherwise directed by the Companies), his full right, title and interest, if any, to all Inventions (as defined below). The SAB Member agrees to cooperate fully with the Companies, their attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Companies' rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Companies to assign the Inventions to the Companies and to permit the Companies to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions, all at the Companies' sole cost and expense. The SAB Member hereby designates the Companies as his agent, and grants to the Companies a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder from the SAB Member to the Companies in the event the SAB Member should fail or refuse to sign and deliver any document in connection with perfecting the foregoing rights of the Companies within 10 days following the Companies' request; provided that, in each case in which the Companies intend to exercise this right (i) they shall give the SAB Member and the Institute 30 days written notice, by certified mail (the Institute's copy being mailed to the Office of the General Counsel, Howard Hughes Medical Institute, 4000 Jones Bridge Road, Chevy Chase, MD 20815 Attn: General Counsel) that they intend to exercise their rights under this sentence, which notice shall refer to this Agreement and shall be accompanied by (a) copies of the documents that the Companies intend to execute or file, or a description of the other acts that Companies intend to take, and (b) reasonably sufficient information about the Invention or other intellectual property to which the documents or acts relate for the SAB Member and the Institute each to make a determination of whether the document or acts relate to an Invention; and (ii) the Companies may not exercise their rights under this sentence if either the SAB Member or the Institute notifies the Companies within the 30-day period referred to above that the SAB Member or the Institute disagrees.

      "Inventions" shall mean, for purposes of this Section 8, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the SAB Member (whether alone or with others) within the Field (i) solely as a direct result of consulting with either of the Companies under this Agreement and (ii) not in the course of the SAB Member's activities as an Institute employee or University of Massachusetts faculty member.

      The Companies acknowledge and agree that the SAB Member is bound by the UMass Provisions. In the event of any inconsistency between the terms and provisions of this Section 8 and the UMass Provisions, the UMass Provisions shall govern. In this respect, in no event shall the SAB Member's obligations hereunder relate to any right, title or interest that the SAB Member may have in ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the

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SAB Member (whether alone or with others) with the use of facilities or fundings of any Affiliated Institution and that the SAB Member is required to assign to his Affiliated Institution pursuant to the rules and regulations of such Affiliated Institution. Further, the Companies will have no rights by reason of this Agreement in any publication, invention, discovery, improvement, or other intellectual property whatsoever, whether or not publishable, patentable, or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds provided by or under the control of either Principal Institution. The SAB Member agrees to not knowingly use or incorporate any third party proprietary information into any Inventions or to disclose such information to the Companies. Upon termination of this Agreement with the Companies, the SAB Member shall provide to the Companies in writing a full, signed statement of all Inventions in which the SAB Member participated prior to termination of this Agreement.

      Each of the Companies acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research undertaken by the SAB Member in his capacity as an employee of the Institute or a member of the faculty of University of Massachusetts.

      9. CONFIDENTIALITY. The SAB Member may disclose to the Companies any information that the SAB Member would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions. However, the SAB Member shall not disclose to the Companies information that is proprietary to the Institute or the University of Massachusetts and is not generally available to the public other than through formal technology transfer procedures.

      During the Term, the SAB Member will be exposed to certain information concerning the respective Companies' research, business, Inventions, products, proposed new products, designs, clinical testing programs, manufacturing processes and techniques, customers, and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Companies and is not generally known to the public (collectively, "Confidential Information"). Confidential Information shall not include information that (i) is in the public domain on the Effective Date of this Agreement, (ii) is or was disclosed to the SAB Member by a third party having no fiduciary relationship with the Companies and having no known obligation of confidentiality with respect to such information, (iii) is or was independently known or developed by the SAB Member without reference to the Confidential Information as reasonably demonstrated by the SAB Member by written records or (iv) is required by law or in a legal proceeding to be disclosed, provided that the SAB Member shall give the Companies prior written notice of such proposed disclosure so that the Companies may take such legal steps as they deem appropriate to protect the Confidential Information. In addition, Confidential Information does not include information generated by the SAB Member, alone or with others, unless the information (i) is generated solely as a direct result of the performance of the Services and (ii) is not generated in the course of the SAB Member's activities as an Institute employee or University of Massachusetts faculty member. The SAB Member hereby agrees, for a period of seven years following his receipt of such Confidential Information, not to disclose or make use of, or allow others to use, any Confidential Information, except to the Companies' employees and representatives, without the Companies' prior written

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consent, unless such information becomes publicly available through no fault of the SAB Member; provided, however, that such obligations of the SAB Member shall expire after five years from the termination or expiration of this Agreement. In addition, the SAB Member further agrees not to make any notes or memoranda relating to the Business of the Companies other than for the benefit of the Companies and not to use or permit to be used at any time any such notes or memoranda other than for the benefit of the Companies.

      10. INJUNCTIVE RELIEF. The SAB Member agrees that any breach of this Agreement by him could cause irreparable damage to the Companies and that in the event of such breach the Companies shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Companies from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Companies.

      11. NO ASSIGNMENT BY THE SAB MEMBER. The Services to be rendered by the SAB Member are personal in nature. The SAB Member may not assign or transfer this Agreement or any of his rights or obligations hereunder. In no event shall the SAB Member assign or delegate responsibility for actual performance of the Services to any other natural person.

      12. PUBLICATIONS. The SAB Member agrees that he will not at any time during the time limitations set forth in paragraph 9 hereof, publish any Confidential Information that becomes known to him as a result of his relationship with the Companies which is, or pursuant to the terms hereof becomes, the property of either of the Companies or any of its clients, customers, consultants, licensors, licensees, or affiliates except to such extent as may be necessary in the ordinary course of performing in good faith his duties as a member of the SAB of either of the Companies and with the prior written consent of the Companies.

      During the Term and for a period of two years thereafter, the SAB Member agrees to submit to the Companies for a period of at least 30 days (the "Review Period") a copy of any proposed manuscript or other materials to be published or otherwise publicly disclosed by the SAB Member (each a "Proposed Publication") which contains Confidential Information or discloses Inventions in sufficient time to enable the Companies to determine if patentable Inventions or Confidential Information would be disclosed. Nothing herein shall be construed to restrict the SAB Member's right to publish material which does not contain Confidential Information. Following the expiration of the Review Period, if the Companies do not notify the SAB Member that the Proposed Publication discloses patentable Inventions or Confidential Information such Proposed Publication shall be deemed to be approved by the Companies for publication. In addition, the SAB Member will cooperate with the Companies in this respect and will delete from the manuscript or other disclosure any Confidential Information if requested by the Companies and will assist the Companies in filing for patent protection for any patentable Inventions prior to publication or other disclosure.

      13. NO CONFLICTING AGREEMENTS. The SAB Member represents and warrants, that he is not a party to any commitments or obligations that conflict with this Agreement. In this regard, as a condition to the effectiveness of this Agreement the SAB Member shall obtain the University of Massachusetts's execution of Exhibit A to this Agreement. During the Term, the

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SAB Member will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide Services under this Agreement in such a manner and at times that such Services will not conflict with his responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship he has at any time with any third party. In the event of any inconsistency between this Agreement and any agreement or policy of any Affiliated Institution, the agreement or policy of the Affiliated Institution shall control.

      14. OTHER CONSULTING SERVICES. The Companies agree that SAB Member may =serve as a member of scientific advisory boards or in a similar capacity with, and provide consulting services to, other companies in scientific areas outside of the Field, provided that such service does not conflict or materially interfere with his Services hereunder. The SAB Member shall notify the Companies in writing in advance of such service, provided that the Companies shall hold all such information in confidence, and provided further that the SAB Member need not provide copies of any agreements with such other companies or any information relating to his compensation for such services. The restrictions set forth in this Section 14 shall not apply to the SAB Member's relationship with the Institute or other Affiliated Institutions.

      15. NONSOLICITATION. During the Term and for a period of one year thereafter, the SAB Member, personally, will not, without the Companies' prior written consent, directly solicit the employment of any employee of the Companies or their affiliates with whom the SAB Member has had contact in connection with the relationship arising under this Agreement. Nothing in this
Section 15 shall be deemed to prohibit general solicitations of employment by any Affiliated Institution.

      16. DISCLOSURE OF RELATIONSHIP. The parties each shall be entitled to disclose that the SAB Member is serving on the SAB and the Companies may use the SAB Member's name and, in doing so may cite the SAB Member's relationship with the Institute, including in any business plan, press release, advertisement, prospectus or other offering document of either of the Companies or their affiliates, so long as any such usage (a) is limited to reporting factual events or occurrences only, and (b) is made in a manner that could not reasonably constitute a specific endorsement by the Institute or the SAB Member of the Companies or of any program, product or service of the Companies. However, the Companies shall not use the SAB Member's name or the Institute's name in any press release, or quote the SAB Member in any company materials (including advertisements), or otherwise use the SAB Member's name or the Institute's name in a manner not specifically permitted by the preceding sentence, unless in each case the Companies obtain in advance the written consent of the Institute, and, in the case of the use of the SAB Member's name, the SAB Member's consent as well. The foregoing consents shall not be unreasonably withheld or delayed by the SAB Member. Notwithstanding the foregoing, if, in the opinion of the respective Companies' counsel, the Companies are required by applicable law to use the SAB Member's name or the Institute's name in a press release or governmental filing and, under the circumstances, the Companies are not reasonably able to obtain the advance written consent of the Institute or the SAB Member, as applicable, to such use, then the Companies may proceed without obtaining the advance written consent of the Institute or the SAB Member, as applicable.

      17. NOTICES. All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested. Any notice or required submission of documents to CytRx made under the provisions of this Agreement shall be deemed to have been constructively delivered to Araios for purposes of this Agreement.

                  If to CytRx:

                  Steven A. Kriegsman
                  Chief Executive Officer
                  CytRx Corporation
                  11726 San Vicente Boulevard, Suite 650
                  Los Angeles, CA 90049
                  Fax: (310) 826-6139

                  If to Araios:

                  Mark A. Tepper, Ph.D.
                  President
                  Araios, Inc.
                  One Innovation Drive
                  Worcester, MA 01605
                  Fax: (508) 767-3862

                  with a copy to:

                  General Counsel
                  CytRx Corporation
                  11726 San Vicente Boulevard, Suite 650
                  Los Angeles, CA 90049
                  Fax: (310) 826-6139

                  If to the SAB Member:

                  Craig C. Mello, Ph.D.
                  Howard Hughes Medical Institute
                  University of Massachusetts
                  373 Plantation St., Suite 219
                  Worcester, MA 01605
                  Fax: (508) 856-2950

      Such notice or communication shall be deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date sent by registered or certified mail.

      18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

The SAB Member agrees that either of the Companies may assign this Agreement, in whole but not in part, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger, consolidation or other reorganization of either of the Companies with or into such corporations (including without limitation a merger of Araios into CytRx or other acquisition by CytRx of all of the assets of Araios). Each of the Companies also may assign this Agreement, in whole but not in part, to any person or entity controlled by, in control of, or under common control with, the respective Companies, if it obtains the prior written consent of the SAB Member, which consent shall not unreasonably be withheld or delayed and which shall not be required in the case of CytRx's acquisition of Araios by merger or otherwise; provided, however, that no such assignment shall relieve either of the Companies of its liability to the SAB Member hereunder. The Companies may not otherwise assign this Agreement without the SAB Member's prior written consent.

      19. INDEMNIFICATION. The Companies shall jointly and severally indemnify, defend and hold harmless the SAB Member from any claim, loss, liability or expense (including reasonable attorney's fees) incurred by him as a result of the performance of his Services hereunder in accordance with the terms hereof, a material breach by either of the Companies hereof or any gross negligence or willful misconduct by either of the Companies or their respective officers or directors in connection with this Agreement or otherwise relating to or resulting from the performance of the Services hereunder, except where such claim, loss, liability or expense is attributable primarily to the SAB Member's own gross negligence or willful misconduct.

      The Companies agree, at their sole expense, to jointly and severally defend the Institute against, and to indemnify and hold the Institute harmless from, any liability, claim, judgment, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including without limitation reasonable attorneys' fees and other costs and expenses of defense) relating to a claim or suit by a third party against the Institute, either arising from this Agreement, the SAB Member's performance of Services, or any products or services of either of the Companies which result from the SAB Member's performance of Services.

      20. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement among the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. The Companies and the SAB Member acknowledge and agree that any amendment of this Agreement (including, without limitation, any extension of this Agreement or any change from the terms of Section 3 in the consideration to be provided to the SAB Member with respect to the Services) or any departure from the terms or conditions hereof with respect to the SAB Member's consulting services for the Companies is subject to the Institute's prior written approval. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles.

      22. ENFORCEABILITY. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. Notwithstanding any other provision of this Section 22 to the contrary, if any provision of this Agreement affecting the rights or property of the Institute is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, this Agreement shall terminate as of the date such adjudication is effective.

      23. CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any party.

      24. RESOLUTION OF DISPUTES. Except as set forth below, any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration will be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (i) subject to the jurisdiction and venue of any arbitration or litigation in Los Angeles, California; and (ii) bound by the decision of the arbitrator as the final decision with respect to any dispute that is to be resolved by arbitration pursuant to this Agreement. Notwithstanding the foregoing, any dispute or controversy that involves the rights of the Institute shall not be determined by arbitration.

      25. ADVICE OF COUNSEL. Each party acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.

      26. FEES AND EXPENSES. Upon request by the SAB Member and presentation of invoices therefor in such detail as the Companies shall reasonably request, the Companies shall pay or reimburse the SAB Member up to a total of $10,000 in legal fees and disbursements incurred by him in connection with the negotiation and preparation of this Agreement. Except as otherwise specifically provided in this Agreement, the parties shall bear their own costs and expenses in connection with this Agreement.

      27. INDIVIDUAL CAPACITY; THIRD PARTY BENEFICIARY. The SAB Member and the Companies acknowledge that (i) the SAB Member is entering into this Agreement in his individual capacity and not as an employee or agent of the Institute, (ii) the Institute is not a party to this Agreement and has no liability or obligation hereunder, and (iii) the Institute is an intended third-party beneficiary of this Agreement and certain provisions of this Agreement

(excluding the compensation provisions of Section 3(A), (B), (D) and (E)) are for the benefit of the Institute and are enforceable by the Institute in its own name.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Scientific Advisory Board Agreement as a sealed instrument as of the date first written above.

                                               CYTRX CORPORATION

                                               By:______________________________
                                                   Steven A. Kriegsman
                                                   Chief Executive Officer

                                               ARAIOS, INC.

                                               By:______________________________
                                                   Mark A. Tepper,  Ph.D.
                                                   President

SAB MEMBER

______________________________
Name: Craig C. Mello, Ph.D.

Social Security Number:

______________________________
Effective Date: March 3, 2004

                                                                         Page A1

                                   SCHEDULE A

                             CONFLICTING AGREEMENTS

                           UNIVERSITY OF MASSACHUSETTS
                     UNIFORM CONSULTING AGREEMENT PROVISIONS
                       AS MODIFIED FOR HHMI INVESTIGATORS

All faculty at the University of Massachusetts (the "University"), including faculty who are employees of the Howard Hughes Medical Institute ("HHMI") pursuant to the Collaboration Agreement between HHMI and the University, are subject to the University Policy on Faculty Consulting and Outside Activities (the `Policy"). The Policy recommends that faculty at the University attach these Uniform Consulting Agreement Provisions ("Uniform Provisions") to any agreement or arrangement ("Consulting Agreement") under which a faculty member will provide consulting services to, or will engage in other non-academic activities in his or her area of expertise on behalf of any for-profit organization (a "Company"). These Uniform Provisions are intended to clarify, among other things, the respective legal rights of the University and the Company in any intellectual property and other work product that may be developed or discovered by the faculty member in the course of performing services for the Company. If any term of the Uniform Provisions is inconsistent with a term of the Consulting Agreement to which the Uniform Provisions are attached, the terms of the Uniform Provisions govern.

University faculty are permitted to devote the equivalent of one day within the academic week to the performance of outside activities, including consulting with Companies. These activities must be reported to the Department Chair of the faculty member in order to ensure compliance with this time restriction and the ability of the faculty member to meet his or her responsibilities to the University. In certain instances, these activities must also be reviewed by the University's Conflicts Committee. The Conflicts Committee may impose restrictions on the consulting relationship.

University faculty are ordinarily prohibited from using University-administered funds, facilities, and equipment in the performance of services for a Company pursuant to a Consulting Agreement. In addition, faculty must obtain special approval to involve University students in consulting or other services for Companies. Companies may obtain access to University facilities, equipment, and personnel under a sponsored research agreement with the University.

University faculty may not use the name of the University in relation to any outside activities, including consulting work, except to describe their credentials.

University faculty are permitted to assign to a Company their rights in any invention, discovery, or development (collectively, "Intellectual Property") that arises while performing services under a Consulting Agreement, provided that the faculty member did not use University-administered funds, facilities, or equipment (collectively, "University Resources") in the course of developing that Intellectual Property. If a faculty member made significant use of University Resources, the faculty member is contractually obligated to assign to the University all of his or her rights in that Intellectual Property (unless the faculty member is an HHMI employee, in which case the

                                                                         Page A2

faculty member assigns Intellectual Property to HHMI, and HHMI assigns Intellectual Property to the University, in accordance with the Collaboration Agreement).

The University presumes that a faculty member did make significant use of University Resources in the development of Intellectual Property that is the same as, directly related to, or substantially similar to a research project in which that faculty member is engaged at the University. In order to avoid any confusion regarding ownership of Intellectual Property, the University has determined and Company agrees that the field of services to be provided under this Consulting Agreement is directly related to or substantially similar to the research projects undertaken by the faculty member at the University. Therefore, any Intellectual Property developed by the faculty member during the term of this Consulting Agreement, following assignment to HHMI to the University, is owned by the University, and the Company may enter into negotiations to obtain license rights to the Intellectual Property.

No Consulting Agreement may limit the ability of a University faculty member to use or publish information that (a) was developed, discovered, or acquired by the faculty member in the course of research performed at the University or otherwise outside the scope of the consulting services, (b) was in the public domain before the consulting services were performed (c) entered the public domain by means other than an unauthorized disclosure resulting from an act or omission by the faculty member, (d) was known to the faculty member or the University before the consulting services were performed, or (e) is required to be disclosed in order to comply with applicable law, regulations, or a court order.

A Company may require a faculty member to leave with the Company any notes, data, and records developed in the performance of consulting services, provided that the faculty member may retain one copy of those documents for archival purposes.

Companies should be aware that, in addition to the Policy, University faculty are subject to the University Intellectual Property Policy and the University Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures. The University will make the three policies available upon request.

                                                                         Page A3

These Uniform Provisions remain in effect during the entire term of the Consulting Agreement to which they are attached.

AGREED AND ACCEPTED:

FACULTY MEMBER                                 CYTRX CORPORATION

By:______________________________              By:______________________________

Printed Name:____________________              Printed Name:____________________

Date:____________________________              Title:___________________________

                                               Date:____________________________

UNIVERSITY OF MASSACHUSETTS                    ARAIOS, INC.

By:______________________________              By:______________________________

Printed Name:____________________              Printed Name:____________________

Title:___________________________              Title:___________________________

Date:____________________________              Date:____________________________